                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement              [ ] Confidential, for use of the
                                                commission only (as permitted by
                                                Rule 14a-6(e)(2))

[ ] Definitive additional materials

[ ] Soliciting Material Pursuant to Rule 14a-12

                             NOVATEL WIRELESS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                                 [NOVATEL LOGO]

April 11, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 annual meeting of stockholders of NOVATEL WIRELESS, INC., to be held on May 10, 2001, at 2:00 p.m. local time at the San Diego Marriott Suites Downtown, 701 A Street, San Diego, California 92101.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, in order to ensure your representation at the annual meeting, please complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                          Sincerely,

                                          John Major
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                 [NOVATEL LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2001

To the Stockholders of Novatel Wireless, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Novatel Wireless, Inc., a Delaware corporation (the "Company"), will be held at the San Diego Marriott Suites Downtown, 701 A Street, San Diego, California 92101, on May 10, 2001, at 2:00 p.m. local time, for the following purposes:

          1. To elect two (2) directors to the Company's Board of Directors to serve until the annual meeting of stockholders in 2004 and until their successors are duly elected and qualify;

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 30, 2001 as the record date (the "Record Date") for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the election of the nominees named therein and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. Please refer to the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          Melvin L. Flowers
                                          Senior Vice President of Finance,
                                          Chief Financial Officer and Secretary

April 11, 2001
San Diego, California

                             NOVATEL WIRELESS, INC.
                       9360 TOWNE CENTRE DRIVE, SUITE 110
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2001
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Novatel Wireless, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, par value $.001 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 10, 2001 at the San Diego Marriott Suites Downtown, 701 A Street, San Diego, California 92101, at 2:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

          1. The election of two (2) directors to the Company's Board of Directors to serve until the annual meeting of stockholders to be held in 2004 and until their successors are duly elected and qualify;

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only the holders of record of the shares of Common Stock at the close of business on March 30, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of the Common Stock is entitled to one vote on all matters. As of the Record Date, 54,230,717 shares of the Common Stock were outstanding. This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about April 11, 2001.

     A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the director nominees.

     The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, FOR election of the two (2) director nominees named herein and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business which may come before the Annual Meeting. However, if any other matter properly comes before the

Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor.

     The Company's executive offices are located at 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, telephone (858) 320-8800. References herein to the "Company" refer to Novatel Wireless, Inc. and its subsidiaries, unless the context otherwise requires.
                            ------------------------

              The date of this Proxy Statement is April 11, 2001.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Pursuant to the Company's amended and restated certificate of incorporation, as amended (the "Charter"), the Company's amended and restated bylaws (the "Bylaws"), and the resolutions adopted by the Board of Directors (the "Board"), the Board is divided into three classes, with directors serving in staggered three-year terms. The terms of directors serving in the first class expire at the Annual Meeting, the terms of directors serving in the second class expire at the 2002 annual meeting of stockholders and the terms of directors serving in the third class expire at the 2003 annual meeting of stockholders.

     Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, the nominees for election will be elected to hold office for a term of three years until the annual meeting of the stockholders to be held in 2004, and until their successors are duly elected and qualify. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the nominees to the Board listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

     The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals. The Board recommends a vote FOR the election of Robert Getz and Peng K. Lim to serve as directors of the Company until the annual meeting of stockholders to be held in the year 2004 and until their respective successors are duly elected and qualify.

NOMINEES FOR DIRECTOR

     The following table sets forth certain current information with respect to the nominees for directors to the Board:

                       NAME                         AGE    DIRECTOR SINCE    POSITION WITH THE COMPANY
                       ----                         ---    --------------    -------------------------
Robert Getz.......................................  39       1999                Director
Peng K. Lim.......................................  38        --                    --

     The following is a biographical summary of the experience of the nominees for directors to the Board:

     Robert Getz has served as a director of the Company since December 1999. Since December 1996, Mr. Getz has served as a Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm that specializes in technology and telecommunications, business service and healthcare information investments. Prior to joining Cornerstone, Mr. Getz served as a Managing Director of Prudential Equity Investors, Inc., also a private equity investment firm, from June 1994 until December 1996. Mr. Getz also serves as a director for several private companies, including Artel Video Systems, Inc., a developer of broadband video networking equipment, and Centurion International, Inc., a designer and manufacturer of antenna and power solutions for the wireless device industry. Mr. Getz holds a Bachelor of Arts degree from Boston University and a Master of Business Administration degree in finance from the Stern School of Business at New York University.

     Peng K. Lim has served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, since April 1999. Prior to that time, Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-based and wireless computer company and a wholly owned subsidiary of Fujitsu Limited, from June 1997 to March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, Inc., a semiconductor company. From August 1993 to June 1996, Mr. Lim was Director, Advanced Portables and Mobile Systems Engineering of Zenith Data Systems, a major computer company and a subsidiary of Groupe Bull Company. Prior to joining Zenith Data Systems, he served as Director of Hardware Technology for Dauphin Technology, a mobile computer company, from January 1992 to August 1993. Mr. Lim currently serves on the board of directors of inViso Inc. Mr. Lim holds a Bachelor of Science degree and a Master of Science degree in Electrical Engineering from

University of Windsor and a Master of Engineering Management from Northwestern University. Mr. Lim also completed the Stanford Executive Program for Growing Companies at Stanford University.

     Messrs. Getz and Lim have been nominated to replace H.H. Haight and Nathan Gibb, each of whose term on the Board expires at the Annual Meeting and neither of whom is standing for re-election to the Board. Mr. Getz previously has served as a director with a term expiring in 2003 and has agreed to stand for election during the current year. Following the election of Messrs. Getz and Lim, the Board will be comprised of six directors. Pursuant to the Company's Charter and Bylaws, the Board expects to review the size of the Board from time to time and, if desirable candidates are available and willing to serve, the Board may increase the size of the Board.

VOTE REQUIRED

     The election of each director requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of Robert Getz and Peng K. Lim to serve until the annual meeting of stockholders to be held in 2004 and until their respective successors are duly elected and qualify.

DIRECTORS CONTINUING IN OFFICE

     Information concerning the other directors of the Company whose terms do not expire at the Annual Meeting is set forth below.

                                                                                           TERM
         NAME            AGE                  POSITION WITH THE COMPANY                 EXPIRES IN
         ----            ---                  -------------------------                 ----------
John Major.............  55    Chairman of the Board of Directors and Chief Executive      2003
                               Officer
David Oros.............  41    Director                                                    2003
Mark Rossi.............  44    Director                                                    2002
Steven Sherman.........  55    Director                                                    2002

     John Major has served as the Company's Chairman of the Board and Chief Executive Officer since July 2000. From November 1999 until July 2000, Mr. Major was Chief Executive Officer of Wireless Internet Solutions Group, a strategic consulting services firm. From November 1998 to November 1999, Mr. Major was President and Chief Executive Officer of WirelessKnowledge, a joint venture between Microsoft Corporation, a software and Internet technology company, and QUALCOMM, Incorporated, a digital wireless communications company. From May 1997 to November 1998, he was an Executive Vice President of QUALCOMM and served as President of QUALCOMM Infrastructure Products Division. From 1977 until he joined QUALCOMM in 1997, Mr. Major held a number of executive positions at Motorola, Inc., a communications and electronics company, ultimately serving as Senior Vice President and Chief Technical Officer. Mr. Major currently serves on the board of directors of Littelfuse Corporation, a circuit protection technology company; Verilink, an intelligent edge connection wireline modem company; Identix, Inc., an identification technology company; Advanced Remote Communications Solutions, Inc., a communications systems company, and Lennox Corporation, an HVAC products company. He also serves on the Board of Directors' Executive Committee for the Telecommunications Industry Association and the Electronics Industry Association. Mr. Major holds a Bachelor of Science degree in Mechanical and Aerospace Engineering from the University of Rochester and a Master of Science degree in Mechanical Engineering from the University of Illinois. He also holds a Master of Business Administration degree, with distinction, from Northwestern University and a Juris Doctor from Loyola University.

     David S. Oros has served as a director of the Company since July 2000. In 1996, Mr. Oros founded Aether Systems, Inc., a provider of wireless data services and systems for wireless handheld devices, and has been Aether's Chairman, Chief Executive Officer and President since its inception. Mr. Oros also serves on the board of directors of OmniSky Corporation, which offers a wireless service for use on handheld mobile devices, Corvis Corporation and Sila Communications. From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to

Aether. From 1992 until 1994, he was President of the Wireless Data Group at Westinghouse Electric Company. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a Bachelor of Science degree in mathematics and physics from the University of Maryland and holds a U.S. patent for a multi-function radar system.

     Mark Rossi has served as a director of the Company since December 1999. Since December 1996, Mr. Rossi has served as Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm that specializes in technology and telecommunications, business service and healthcare information investments. Prior to joining Cornerstone, Mr. Rossi served as the President of Prudential Equity Investors, Inc., a private equity investment firm, from June 1994 to December 1996. Mr. Rossi also serves as a director of Maxwell Technologies, Inc., a diversified technology products and services company, MCMS, Inc., an electronics manufacturing services company, True Temper Sports, Inc., a designer and manufacturer of golf shafts and specialty tubing products, and several private companies. Mr. Rossi holds a Bachelor of Arts degree from Saint Vincent College and a Master of Business Administration degree in finance from the Kellogg School of Management at Northwestern University.

     Steven Sherman has served as a director of the Company since August 1996. Mr. Sherman also served as the Company's Chief Executive Officer from August 1997 until November 1998 and as Chairman of the Board from August 1997 until September 1999. In 1990, Mr. Sherman founded Main Street and Main, a restaurant franchise holding company, and served as its Chairman until 1994. Since 1988, Mr. Sherman has been the managing member of Sherman Capital Group, L.L.C., a merchant banking organization. Mr. Sherman founded and served in various capacities, including Chairman and Chief Executive Officer at Vodavi Communication Systems, Inc., a telephone hardware and software company, until its acquisition of Executone Information Systems, Inc. in 1988. He was a director of Executone from 1988 until 1990. Currently, Mr. Sherman is chairman of the board of Airlink Communications, Inc., a wireless software infrastructure business. Mr. Sherman holds a Bachelor of Arts degree in Business Administration from City College of New York.

BOARD MEETINGS AND ATTENDANCE

     During the year ended December 31, 2000, the Board held ten meetings, including five special telephonic meetings. All but two directors attended 100% of the aggregate of (i) the total number of meetings of the Board during the period they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served during the period in which such directors served on such committees. Messrs. Pudwill (who resigned from the Board in May 2000) and Oros attended 67% and 20%, respectively, of the total number of meetings held by the Board during the period each served on the Board for the year ended December 31, 2000.

BOARD COMMITTEES

     The Board has an Audit Committee, Compensation Committee and Nominating Committee.

     Audit Committee. The Audit Committee consists of three Independent Directors, Messrs. Getz, Gibb and Haight. An "Independent Director" is a director who is a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Audit Committee reviews and supervises the Company's financial controls, including the selection of the Company's independent public accountants, reviews the Company's books and accounts, meets with the Company's officers regarding the Company's financial controls, acts upon recommendations of the Company's independent public accountants and takes further actions as the Audit Committee deems necessary to complete an audit of the Company's books and accounts. The Audit Committee met four times during the year ended December 31, 2000.

     Compensation Committee. The Compensation Committee consists of two directors, Messrs. Rossi and Haight. The Compensation Committee reviews and approves the compensation and benefits of the Company's executive officers, administers the Company's compensation, stock incentive and stock purchase plans, makes recommendations to the Board regarding compensation matters and performs other duties as may from time to time be determined by the Board. The Compensation Committee held two meetings during the year ended December 31, 2000.

     Nominating Committee. The Nominating Committee consists of two directors, Messrs. Rossi and Sherman. The Nominating Committee identifies and recommends individuals whom the Board should nominate to stand for election to the Board of Directors by the Company's stockholders. The Nominating Committee met once during the year ended December 31, 2000.

COMPENSATION OF DIRECTORS

     Directors do not currently receive any cash compensation from the Company for attending Board or committee meetings, except for reimbursement of reasonable expenses incurred in connection with attending those meetings. Directors who are employees of the Company are eligible to participate in the Company's 2000 stock incentive plan and the Company's 2000 employee stock purchase plan. Non-employee directors who joined the Board after the Company's initial public offering are eligible to participate in the Company's 2000 stock incentive plan. The Company's 2000 stock incentive plan and the Company's 2000 employee stock purchase plan were adopted by the Board on July 24, 2000 and were approved by the Company's stockholders in September 2000. The Company's 2000 stock incentive plan provides that each non-employee director will receive an automatic initial grant of options to purchase 20,000 shares of Common Stock on the date on which they first become a non-employee director of the Company. After the initial grant, each year on the date of the Company's annual meeting of stockholders, each non-employee director will receive a subsequent grant to purchase 5,000 shares of Common Stock, if such director continues to serve after such annual meeting. These option grants vest over a four-year period with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in 36 equal monthly installments, with accelerated vesting in the event of certain changes of control. The per share exercise price of options will be 100% of the fair market value per share of the Common Stock on its date of grant.

 PROPOSAL 2: RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP was retained as the Company's independent public accountants for the year ended December 31, 2000. The Audit Committee and the Board have selected Arthur Andersen LLP to continue in such role for the year ending December 31, 2001, and are seeking stockholder ratification of such determination. The Board has been advised that Arthur Andersen LLP is independent with regard to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

     Stockholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting. The Board recommends that stockholders vote FOR Proposal 2.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth certain current information with respect to the executive officers of the Company:

              NAME                 AGE                            POSITION
              ----                 ---                            --------
John Major.......................  55     Chairman of the Board and Chief Executive Officer
Ambrose Tam......................  45     President, Chief Operating Officer and Chief Technology
                                          Officer
Bruce Gray.......................  46     Senior Vice President, Sales and Marketing
Peter Leparulo...................  42     Senior Vice President, Corporate and Strategic
                                          Development and General Counsel
Ronald Plachno...................  55     Senior Vice President, Manufacturing
Melvin L. Flowers................  48     Senior Vice President of Finance, Chief Financial
                                          Officer and Secretary
Steven G. Schlief................  44     Vice President, Operations

     The following is a biographical summary of the experience of the executive officers of the Company:

     John Major has served as Chairman of the Board since July 2000. Biographical information regarding Mr. Major is set forth under "Proposal 1:
Election of Directors -- Directors Continuing in Office."

     Ambrose Tam has served as the President, Chief Operating Officer and Chief Technology Officer of the Company since August 1996. From 1990 to 1993, he was the Research and Development Director of NovAtel Communications Ltd., which is now NovAtel, Inc., and in 1994 he became the General Manager of the Personal Communications Products division of NovAtel Communications. The Company was founded when it acquired the assets of this division from NovAtel Communications Ltd. Prior to joining NovAtel Communications, Mr. Tam spent 12 years in various electronic and radio frequency engineering capacities with Astec Components Ltd., a Hong Kong-based manufacturing, engineering and distribution company specializing in radio frequency, satellite receivers and cellular phone components. Mr. Tam holds a Higher Certificate in Electronic Engineering from Hong Kong Polytechnic University and a Master of Business Administration degree from the University of Calgary.

     Bruce Gray has served as the Company's Senior Vice President of Sales and Marketing since February 2000. Prior to that time, he served as the Company's Vice President of Sales and Marketing since joining the Company in October 1998. From October 1997 to October 1998, Mr. Gray was the Senior Director of Uniden Electronics Corporation's Data Products Division, where he was responsible for sales performance, strategic planning, channel development and new product development. Prior to joining Uniden, a wireless communications company, Mr. Gray was a Director of Sales and Marketing for Sensormatic Electronics Corporation, a supplier of electronic security products, from December 1994 to October 1997. From May 1992 to January 1994, Mr. Gray served as Director of Marketing and Product Management for U.S. Robotics Corporation, a communications products company. Mr. Gray holds a Bachelor of Science degree in Engineering from the University of Alabama and a Master of Business Administration degree from the University of San Diego.

     Peter Leparulo has served as Senior Vice President, Corporate and Strategic Development, and General Counsel of the Company since joining the Company in September 2000. From June 1998 until September 2000, Mr. Leparulo was a senior partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science degree from Colgate University and a Juris Doctor from Case Western Reserve University.

     Ronald Plachno joined the Company in February 2001 as Senior Vice President, Manufacturing. Prior to joining the Company, Mr. Plachno was employed at Motorola, Inc. since 1971. During his tenure at Motorola, Mr. Plachno held various management positions for Motorola's manufacturing and technical operations in suburban Illinois plants. Mr. Plachno served as Motorola's Vice President and Director of NSS Illinois Manufacturing, a $1 billion per year, 2,500 person, multi-plant operation from 1998 to 2000. From 1994 to 1997, he was Motorola's Vice President and Director of GSM Current Product Operations in Swindon, England. Mr. Plachno holds a Bachelor of Science degree in Electrical Engineering from the Illinois Institute of Technology, Chicago and completed six Masters courses in Digital Electronics and Software at the University of Illinois at Urbana. Mr. Plachno holds five U.S. software copyrights.

     Melvin L. Flowers has served as the Company's Senior Vice President of Finance and Chief Financial Officer since August 2000 and Secretary of the Company since April 2000. Prior to that time, he served as Vice President of Finance and Chief Financial Officer since joining the Company in February 2000. Prior to joining the Company, Mr. Flowers served as a Vice President and Chief Financial Officer of KNC Software, LLC, an Internet software company, from July 1999 until November 1999. Prior to joining KNC Software, Mr. Flowers served as a Vice President and the Chief Financial Officer of Microwave dB from November 1998 until June 1999. Prior to joining Microwave, Mr. Flowers served as the Chief Financial Officer and Vice President of Finance of ACT Networks, Inc., a network access device manufacturer, from July 1993 to October 1998. Previously, Mr. Flowers served as President and Chief Financial Officer of Pacific Earth Resources, an ornamental horticultural company, and as Vice President and Chief Financial Officer of Spectramed, Inc., a medical device manufacturing company. Mr. Flowers received a Bachelor of Science degree in Accounting from Northern Illinois University.

     Steven G. Schlief has served as Vice President of Operations since joining the Company in July 2000. Prior to joining the Company, he served as Vice President, Supply Chain Management, for the Asian operations of Celestica Inc., a contract manufacturer, from September 1997 to July 2000. Mr. Schlief was Director of Materials at Polycom Inc., a telecommunications and video conferencing company, from January 1995 to September 1997. Mr. Schlief also has held positions with Apple Computer, IEC Electronics and Lockheed Corporation where he worked in a number of areas including materials, supply chain management and operations. Mr. Schlief holds a Bachelor of Arts degree from San Jose State University and a Master of Business Administration degree from Santa Clara University.

                             EXECUTIVE COMPENSATION

     The following table sets forth the salary, bonus and other compensation paid for the fiscal year ended December 31, 2000 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers"). The Company has entered into employment-related arrangements with certain of its executive officers, as described below. See "Employment Arrangements."

                                                                                       LONG-TERM
                                                  ANNUAL COMPENSATION                COMPENSATION
                                          -----------------------------------    ---------------------
                                                                 OTHER ANNUAL    SECURITIES UNDERLYING
      NAME AND PRINCIPAL POSITION          SALARY     BONUS      COMPENSATION       OPTIONS GRANTED
      ---------------------------         --------   --------    ------------    ---------------------
John Major(1)...........................  $142,920   $135,998(2)        --             3,036,543
  Chairman of the Board and
  Chief Executive Officer
Robert Corey(3).........................   270,672         --           --                    --
  Former Chief Executive Officer
Bruce Gray..............................   157,355    149,827(4)        --               330,000
  Senior Vice President,
  Sales and Marketing
Ambrose Tam(5)..........................   145,946     47,329       16,789               225,000
  President, Chief Operating Officer
  and Chief Technology Officer
Melvin L. Flowers.......................   150,039     79,928(2)    41,457(6)            600,000
  Senior Vice President of Finance,
  Chief Financial Officer and
  Secretary
John Weitzner(7)........................   239,568         --       17,075                    --
  Vice President of Operations and
  Research and Development
Steven G. Schlief.......................   130,290     37,355(4)     9,375(6)                 --
  Vice President of Operations

---------------
(1) Mr. Major joined the Company in July 2000 as Chairman of the Board and Chief Executive Officer.
(2) Represents fiscal year 2000 bonus paid in fiscal year 2001.
(3) Mr. Corey ceased serving as the Company's Chief Executive Officer in July 2000.
(4) Represents commissions on sales earned in fiscal year 2000.
(5) Mr. Tam's annual salary compensation in 2000 was (Canadian) $216,000 and his annual bonus compensation was (Canadian) $70,048. The amount shown reflects the U.S. dollar equivalents translated using a weighted average of the daily Noon Buying Rate of (Canadian) $1.48 per (US) $1.00 in 2000, computed using the Noon Buying Rate as of the first of each month in 2000 and at December 31, 2000.
(6) Represents one-time relocation and temporary living expenses paid by the Company at the commencement of the officer's employment.
(7) Mr. Weitzner ceased serving as Vice President of Operations and Research and Development in July 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides summary information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2000.

     The potential realizable value is calculated assuming the fair market value of the Common Stock appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission and does not represent the Company's estimate or projection of future Common Stock prices. The Company cannot be certain that the actual stock price will appreciate over the term of the options at the assumed 5% and 10% rates or at any other defined rate. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

                                                INDIVIDUAL GRANTS
                             --------------------------------------------------------
                                           PERCENTAGE                                         POTENTIAL REALIZABLE
                             NUMBER OF      OF TOTAL     EXERCISE                            VALUE AT ASSUMED ANNUAL
                             SECURITIES     OPTIONS      OR BASE                              RATES OF STOCK PRICE
                             UNDERLYING    GRANTED TO     PRICE                           APPRECIATION FOR OPTION TERM
                              OPTIONS     EMPLOYEES IN     PER                         -----------------------------------
           NAME               GRANTED     FISCAL YEAR     SHARE      EXPIRATION DATE      0%          5%           10%
           ----              ----------   ------------   --------   -----------------  --------   ----------   -----------
John Major(1)..............  3,036,543       34.44%       $5.00       July 24, 2010          --   $9,548,328   $24,197,338
Ambrose Tam................    225,000        2.55%        7.50      August 24, 2010         --    1,061,260     2,689,440
Bruce Gray.................    330,000        3.74%        7.50      August 24, 2010         --    1,556,514     3,944,512
Melvin L. Flowers..........    375,000        4.25%        1.67     February 17, 2010  $292,500      393,845       998,081
                               225,500        2.55%        7.50      August 24, 2010         --    1,061,260     2,689,440
Steven G. Schlief..........    600,000        6.81%        5.00       July 24, 2010          --    1,886,684     4,781,227

---------------
(1) Mr. Major joined the Company in July 2000 as Chairman of the Board and Chief Executive Officer.

     In 2000, the Company granted options to purchase up to a total of 8,816,443 shares of Common Stock to employees, directors and consultants under our 1997 employee stock option plan and our 2000 stock incentive plan at exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, as determined in good faith by the Board.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning option exercises by Named Executive Officers during the year ended December 31, 2000 and unexercised options held by the Named Executive Officers at December 31, 2000.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES                          DECEMBER 31, 2000             DECEMBER 31, 2000
                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ------------   ------------   -----------   -------------   -----------   -------------
John Major(1)............         --               --     1,062,789      1,973,754     $7,838,069     $14,556,436
Robert Corey(2)..........    656,249       $6,593,137            --             --             --              --
Ambrose Tam..............         --               --        67,500        247,500        787,388       1,359,338
Bruce Gray...............         --               --        97,500        502,500      1,113,616       3,578,993
Melvin L. Flowers........         --               --            --        600,000             --       5,112,488
John Weitzner(3).........         --               --        65,625             --        749,549              --
Steven G. Schlief........         --               --            --        600,000             --       4,425,000

---------------
(1) Mr. Major joined the Company in July 2000 as Chairman of the Board and Chief Executive Officer.
(2) Mr. Corey ceased serving as the Company's Chief Executive Officer in July 2000.
(3) Mr. Weitzner ceased serving as the Company's Vice President of Operations and Research and Development in July 2000.

     The value realized upon the exercise of stock options during the year ended December 31, 2000 is estimated based on the difference between the fair market value of the shares acquired on the date of exercise, as determined by the Board, less the exercise price paid for the shares. The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of the Common Stock including such options (calculated using the closing sales price of the Company's Common Stock on December 31, 2000 of $12.375 as reported on The Nasdaq National Market).

401(k) PLAN

     The Company's 401(k) plan covers employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code. Consequently, contributions to the 401(k) plan by the employees or by the Company, and the investment earnings on these contributions, are not taxable to employees until withdrawn from the 401(k) plan. Further, contributions by the Company, if any, will be deductible by the Company when made. Employees may elect to contribute up to 15% of their current annual compensation to the 401(k) plan up to the statutorily prescribed annual limit. The 401(k) plan does not currently permit, but may in the future be amended to permit, additional matching contributions to the 401(k) plan by the Company on behalf of all participants in the 401(k) plan.

EMPLOYMENT-RELATED ARRANGEMENTS

     In July 2000, the Company entered into an employment agreement with John Major for an initial term of three years under which Mr. Major will serve as the Company's Chairman of the Board and Chief Executive Officer. The agreement provides that Mr. Major will receive an annual base salary of $325,000, subject to review by the Board at least annually, and an annual performance incentive bonus payable in a single installment in an amount equal to up to 100% of Mr. Major's then applicable annual salary. The agreement provides for Mr. Major to receive one-half of his bonus in cash and the remaining one-half in shares of Common Stock. In addition, the Company granted Mr. Major options to purchase up to 3,036,543 shares of Common Stock at an exercise price of $5.00 per share. Twenty percent of these options vested and became exercisable on their date of grant and the remaining options will vest and become exercisable over the four years following the grant date pursuant to a specified schedule or upon the occurrence of specified events. In the event that the Company terminates Mr. Major without cause, or in the event he terminates his employment with the Company because the Company has materially breached the terms of his employment agreement or because a change of control occurs, Mr. Major is entitled to receive in a lump sum payment an amount equal to his annual base salary then in effect and all unvested options will immediately vest and become exercisable. Mr. Major would then also be entitled to a bonus equal to the amount of the bonus he had earned as of the date of his termination as well as to the continuation of certain employee benefits pursuant to the terms of existing company plans. If the Company terminates Mr. Major's employment for cause, or Mr. Major terminates his employment without good reason, Mr. Major will be entitled to receive severance and other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

     Ambrose Tam is party to an employment agreement with the Company and one of its subsidiaries, Novatel Wireless Technologies, Inc. ("NWT"), under which Mr. Tam serves as the President and Chief Operating Officer of both the Company and NWT. The employment agreement provides for an annual salary of no less than (Canadian) $187,440 (US $122,510) adjusted from time to time, and an annual performance incentive bonus targeted to be 33% of his annual base salary, based on the achievement of certain performance objectives. The employment agreement provides that if Mr. Tam is terminated without cause, he will be entitled to (Canadian) $250,000 (US $163,399), payable in two equal installments, the first of which would occur upon his termination and the second of which would occur six months thereafter. In this event, Mr. Tam would also receive a performance bonus prorated for the period it covers and he would continue to receive certain employee benefits for 12 months. If Mr. Tam terminates his employment because of a material breach of the employment agreement by either the Company or NWT, he will be entitled to (Canadian) $250,000 (US $163,399), his incentive bonus prorated for the year and the continuation of certain employee benefits for 12 months. In the event of a change of control of either the Company or NWT, Mr. Tam will be entitled to (Canadian) $125,000 (US $81,699) if he resigns from employment within 30 days from the date of the change of control. All U.S. dollar amounts presented above are based on the daily Noon Buying Rate of (Canadian) $1.53 per (US) $1.00 on February 28, 2001.

     The Company has entered into arrangements with each of the current Named Executive Officers as well as several other employees which provide that the salary of such Named Executive Officer or employee will continue for six months if the Company ceases to do business or if the employee's employment is terminated without cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee during the fiscal year ended December 31, 2000 was comprised of Messrs. Rossi and Haight. There are no Compensation Committee interlocks and no employees of the Company participate on the Compensation Committee. Until April 2000, Mr. Sherman, one of the Company's directors, was a member of the Compensation Committee. Mr. Sherman was Chief Executive Officer of Novatel Wireless Solutions, Inc., one of the Company's subsidiaries, from April 1996 until September 2000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Role of the Compensation Committee

     The Compensation Committee of the Board is responsible for:

     - establishing and reviewing the Company's general compensation policies applicable to the Company's Chief Executive Officer and other executive officers;

     - reviewing the appropriate level of compensation of the Chief Executive Officer and other executive officers of the Company;

     - reviewing regional and industry-wide compensation practices and trades in order to assess the adequacy and competitiveness of the Company's executive compensation programs among comparable companies in the Company's industry; and

     - administering the stock compensation plans adopted by the Company, including the determination of employees and parties who are to receive grants of stock or stock options and the terms of the grants.

     General Policies Regarding Compensation of Executive Officers

     In establishing compensation for executive offices, the Compensation Committee seeks to:

     - attract and retain individuals of superior ability and managerial talent;

     - motivate individuals for the achievement of the Company's business objectives; and

     - align the goals of the Company's executive officers with those of its stockholders.

     To these ends, the Company's executive compensation package consists of a fixed base salary, variable annual cash compensation (bonus) and stock-based long-term incentive awards. Compensation for each executive officer is weighted towards the variable components in order to ensure that total compensation reflects the overall success or failure by the Company and the executive to meet the appropriate performance measures.

     Base Salary. Salary levels of executive officers are established after a review of the compensation of executives with comparable responsibility at companies considered by the Compensation Committee to be similarly situated to the Company. The Committee generally compares the Company's performance with that of other companies in the same industry as the Company which are engaged in activities similar to those engaged in by the Company.

     Annual Bonus. The Company's annual bonus plan promotes the Company's pay for performance philosophy. The amount of each executive officer's annual bonus is based upon a combination of three performance factors:

     - overall corporate performance;

     - departmental performance; and

     - individual achievements and performance.

     Department goals were measured on specific departmental strategic and operational objectives. Individual performance measures are assessed in a subjective manner based upon each individual's annual goals as established each year during the Company's formal review process.

     Long-Term Incentive Compensation. The Compensation Committee recognizes that, while the bonus program provides awards for positive short-term and mid-term performance, the interests of shareholders are best served by giving key employees the opportunity to participate in the appreciation of the Company's Common Stock through the granting of stock based incentives. Stock-based incentives constitute the long-term portion of the Company's executive compensation package. Stock options and restricted stock granted at 100% of the stock's fair market value on the grant date provide an incentive for executives to increase the Company's stock price and, therefore, the return to the Company's stockholders. In granting stock-based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including without limitation the extent of an executive's equity ownership in the Company and the amounts and value of long-term compensation and stock-based compensation received by similarly situated executives at competitor firms.

     Chief Executive Officer Compensation. The compensation of John Major for the year ended December 31, 2000 was determined in accordance with the criteria discussed above. In determining the total amount of cash compensation paid to Mr. Major, the Compensation Committee evaluated, among other things, the following:

     - performance of the Company for the year ended December 31, 2000 as compared to other comparable companies engaged in activities similar to those engaged in by the Company; and

     - the current economic environment of the wireless data communications industry.

     Limitation on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives officers of the Company. To qualify for deductibility under
Section 162(m), compensation in excess of $1,000,000 per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be "performance-based" compensation as determined under Section 162(m). The Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in such compliance against the value to the Company and its stockholders of the tax benefits to be obtained by the Company thereby, and may in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

Submitted on March 30, 2001 by the members of the Compensation Committee of the Board.

                                          Mark Rossi
                                          H.H. Haight

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is comprised of independent directors as required by the listing standards of the National Association of Securities Dealers Automated Quotation System ("Nasdaq"). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, accounting principles and internal controls. The Company's independent public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the Company's independent public accountants. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company's independent public accountants their independence from the Company. The Audit Committee has also considered whether the independent accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

     While one or more of the members of the Audit Committee possess the financial sophistication required by Nasdaq, none of them are engaged in the accounting or auditing profession and, consequently, none are experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, accounting principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's independent public accountants meet the applicable standards for independent public accountants independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted on March 30, 2001 by the members of the Audit Committee of the Board.

                                          Robert Getz
                                          Nathan Gibb
                                          H.H. Haight

                                 FEE DISCLOSURE

FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

     The fees billed by Arthur Andersen LLP, the Company's independent public accountants, for the 2000 fiscal year are as follows:

                                                              FEES PAID
                                                              ---------
Annual Audit Fees(1)........................................  $100,000
Financial Information Systems Design and Implementation
  Fees(2)...................................................  $     --
All Other Fees(3)...........................................  $637,000

---------------
(1) Includes the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000.
(2) No fees were billed during the year ended December 31, 2000 for professional services for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X.
(3) Includes the aggregate fees billed for all services rendered by Arthur Andersen LLP (including fees billed in connection with the initial public offering of the Company's Common Stock and in connection with income tax preparation and advisory services), other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2000 fiscal year.

                               PERFORMANCE GRAPH

     As a part of the disclosure requirements with respect to executive compensation disclosure, the Company is required to present a chart comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock over a five-year period. However, since the Company's Common Stock has been publicly traded only since November 16, 2000, such information is provided from that date through December 31, 2000.

     The following graph compares the change in the Company's cumulative stockholder return on its shares of Common Stock to the cumulative total return of the broad Nasdaq Stock Market (the "Nasdaq Market") and the Standard & Poor's Technology Sector Index ("S&P Technology Index") from November 16, 2000, the date on which the Company's Common Stock commenced trading on the Nasdaq, to December 31, 2000. The graph assumes the investment of $100 in each of the Company, the Nasdaq Market and the S&P Technology Index on November 16, 2000, and as required by the Commission, the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]

                                                         Cumulative Total Return
                                                         -----------------------
                                                   11/16/00     11/30/00     12/31/00
 Novatel Wireless, Inc.                             100.00       186.73       154.69
 NASDAQ Stock Market (U.S.)                         100.00        77.09        73.04
 S&P Technology Sector                              100.00        80.34        71.46

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of December 31, 2000, regarding the beneficial ownership of Common Stock for (i) each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock, (ii) each director and each Named Executive Officer and (iii) the directors and such Named Executive Officers of the Company as a group. Except as indicated below, all of such Common Stock is owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person. The Company has relied upon information supplied by its officers, directors and certain stockholders and upon information contained in filings with the Commission.

                                                               NUMBER OF     PERCENTAGE OF
                                                               SHARES OF      OUTSTANDING
                                                              COMMON STOCK     SHARES OF
                                                              BENEFICIALLY      COMMON
                NAME OF BENEFICIAL OWNER(1)                     OWNED(2)       STOCK(2)
                ---------------------------                   ------------   -------------
Cornerstone Equity Investors LLC(3).........................    7,518,297        11.68%
  717 Fifth Avenue, Suite 1100
  New York, NY 10022
Robert Getz(3)..............................................    7,518,297        11.68
Mark Rossi(3)...............................................    7,518,297        11.68
Entities affiliated with GSM Capital Limited
  Partnership(4)............................................    7,394,984        11.49
  Lynnfield Woods Office Park
  210 Broadway, Suite 101
  Lynnfield, MA 01949
H.H. Haight(4)..............................................    7,394,984        11.49
Working Ventures Canadian Fund, Inc.(5).....................    5,782,512         8.99
  250 Bloor Street, East Suite 1600
  Toronto, Ontario
  CANADA M4W 1E6
Steven Sherman(6)...........................................    4,991,355         7.53
Entities affiliated with Ventures West Capital Limited(7)...    4,539,228         7.05
  1285 West Pender Street, Suite 280
  Vancouver, British Columbia
  CANADA V6E 4B1
Aether Capital, LLC(8)......................................    4,173,912         6.49
  11460 Cronridge Drive
  Owings Mills, MD
David Oros(9)...............................................    4,229,616         6.57
Entities affiliated with Advent International
  Corporation(10)...........................................    3,821,106         5.94
  75 State Street, 29th Floor
  Boston, MA 02109
Marco Polo Industries Co., Ltd.(11).........................    3,492,273         5.43
  1806, 18F, Central Plaza
  18 Harbour Road
  Wanchai, Hong Kong
  Hong Kong
Ambrose Tam(12).............................................    1,729,350         3.10
John Major(13)..............................................    1,062,789         1.91
Robert Corey(14)............................................      656,249         1.20
Melvin L. Flowers(15).......................................       93,750            *
Bruce Gray(16)..............................................       97,500            *
John Weitzner(17)...........................................       65,625            *
Nathan Gibb(18).............................................        5,000            *
Steven G. Schlief(19).......................................        2,000            *
All directors and executive officers as a group (13
  persons)..................................................   27,846,515        42.01%

---------------
  *  Represents less than 1.0% of outstanding shares of Common Stock.

 (1) Unless otherwise indicated, the address for each of the persons listed is c/o Novatel Wireless, Inc., 9360 Towne Centre Drive, Suite 110, San Diego, California 92121.

 (2) For purposes of calculating each stockholder's ownership of Common Stock, all options and warrants exercisable within 60 days of December 31, 2000 held by such stockholder are assumed to be exchanged into shares of Common Stock.

 (3) Represents 6,265,248 shares of Common Stock and warrants to purchase 1,253,049 shares of Common Stock. Mark Rossi and Robert Getz hold voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his respective pecuniary interest.

 (4) Represents 4,810,934 shares of Common Stock and warrants to purchase 2,584,050 shares of Common Stock. H.H. Haight holds voting and investment control over these securities and each disclaims beneficial ownership of these securities except to the extent of his or her respective pecuniary interest.

 (5) Represents 4,757,415 shares of Common Stock and warrants to purchase 1,025,097 shares of Common Stock.

 (6) Represents 4,791,825 shares of Common Stock, warrants to purchase 132,042 shares of Common Stock and options to purchase 67,500 shares of Common Stock which are vested and immediately exercisable. Also includes 570,000 shares held of record by MRM Securities Ltd. Sherman Family Investments, L.P., an Arizona limited partnership, holds voting and investment control over these 570,000 shares, and Mr. Sherman is the sole general partner of Sherman Family Investments, L.P. Mr. Sherman disclaims beneficial ownership of these 570,000 shares held of record by MRM Securities Ltd. except to the extent of his pecuniary interest.

 (7) Represents (i) 2,892,873 shares and warrants to purchase 1,054,275 shares held of record by Bank of Montreal Capital Corporation, which is managed by Ventures West Management TIP, Inc., an entity wholly owned by Ventures West Capital Ltd., and (ii) 433,938 shares and warrants to purchase 158,142 shares held of record by Ventures West Investment Ltd., an 85% owned subsidiary of Ventures West Capital Ltd.

 (8) Represents 3,478,260 shares of Common Stock and warrants to purchase 695,652 shares of Common Stock.

 (9) Represents 3,478,260 shares of Common Stock and warrants to purchase 695,652 shares of Common Stock, held of record by Aether Capital LLC. Mr. Oros is Chairman, Chief Executive Officer and President of Aether Systems, Inc., the sole member of Aether Capital, LLC. The board of directors of Aether Systems, Inc. holds voting and investment control over these securities. Mr. Oros disclaims beneficial ownership of these securities except to the extent of his pecuniary interest. Also represents 36,666 shares of Common Stock and warrants to purchase 19,038 shares of Common Stock held of record by Mr. Oros.

(10) Represents 3,296,484 shares of Common Stock and warrants to purchase 524,622 shares of Common Stock. In its capacity as manager of a number of investment funds that are the holders of record of the Company's securities, Advent International Corporation exercises voting and investment control with respect to all the Company's securities of which these funds are the holders of record. Advent International Corporation exercises its voting and investment control through a group of four persons: Douglas R. Brown, President and Chief Executive Officer, Andrew I. Fillat, Senior Vice President responsible for venture investments in North America, Greg C. Smitherman, Vice President responsible for the investment in the Company, and Janet L. Hennessy, Vice President responsible for monitoring public securities, none of whom may act independently and a majority of whom must act in concert to exercise voting or investment control over these securities.

(11) Represents 2,979,297 shares of Common Stock and warrants to purchase 512,976 shares of Common Stock. Horst Pudwill owns a limited partnership interest in Marco Polo Industries Co., Ltd., holds voting and investment control over these securities and disclaims beneficial ownership of them except to the extent of his pecuniary interest.

(12) Represents 1,661,850 shares of Common Stock and options to purchase 67,500 shares of the Company's Common Stock which are vested and immediately exercisable.

(13) Represents 607,308 shares of Common Stock issuable upon exercise of immediately exercisable options and 455,481 shares of Common Stock issuable upon the exercise of options which became exercisable on November 16, 2000.

(14) Represents 656,249 shares of Common Stock. Mr. Corey ceased serving as the Company's Chief Executive Officer in July 2000.

(15) Represents options to purchase 93,750 shares of Common Stock which are vested and immediately exercisable.

(16) Represents options to purchase 97,500 shares of Common Stock which are vested and immediately exercisable.

(17) Represents options to purchase 65,625 shares of Common Stock which are vested and immediately exercisable. Mr. Weitzner ceased serving as the Company's Vice President of Operations and Research and Development in July 2000.

(18) Represents options to purchase 5,000 shares of Common Stock which are vested and immediately exercisable.

(19) Represents 2,000 shares of Common Stock.

CERTAIN RELATED RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of all transactions since January 1, 2000 to which the Company was or is a party in which the amount exceeded or exceeds $60,000 and in which any executive officer, director or any holder that the Company knows holds more than 5% of any class of the Company's voting securities or any member of the immediate family or any of the foregoing persons had or will have a direct or indirect material interest.

SERIES D FINANCING

     On June 30, 2000, July 14, 2000 and October 23, 2000, the Company issued and sold an aggregate of 6,326,932 shares of the Company's Series D preferred stock at a purchase price of $5.75 per share. The Company also issued warrants to purchase an aggregate of 1,178,400 shares of Common Stock at an exercise price of $5.75 per share. Of the 6,326,932 shares of Series D preferred stock and the 1,178,400 accompanying warrants that the Company issued and sold, the Company issued and sold a total of 5,256,315 such shares and a total of 1,051,254 warrants to the following executive officers, directors, and greater than 5% stockholders of the Company and persons associated with them for a total purchase price of approximately $30.2 million.

                                                                                       TOTAL
                                                          NUMBER OF    NUMBER OF     PURCHASE
                       PURCHASER                           SHARES      WARRANTS        PRICE
                       ---------                          ---------    ---------    -----------
Aether Capital, LLC.....................................  3,478,260     695,652     $19,999,995
Cornerstone Equity Investors IV, L.P. ..................    869,565     173,913       4,999,999
GSM Capital Limited Partnership.........................    516,519     103,302       2,969,984
Bank of Montreal Capital Corporation....................    181,914      36,381       1,046,006
Working Ventures Canadian Fund, Inc. ...................    173,913      34,782       1,000,000
Working Ventures West Investments Limited...............     27,288       5,457         156,906
ARGC III, LLC...........................................      5,217       1,041          29,998
Sam Znaimer.............................................      3,639         726          20,924

     Aether Capital, LLC is the investment arm of Aether Systems, Inc., which is the sole member of Aether Capital LLC. David S. Oros, one of the Company's directors, serves as Chairman, Chief Executive Officer and President of Aether Systems, Inc. Mr. Oros is also a director of OmniSky Corporation, in which Aether Systems, Inc. is an investor. In August 1999, the Company entered into an agreement with OmniSky for the development and sale of 100,000 of the Company's Minstrel III and Minstel V cradle modems for the Palm III and Palm V handheld computing devices at unit prices of $218.50 and $230.00, respectively, or an aggregate price of $22.7 million with a projected unit mix of 80% Minstrel V and 20% Minstrel III. Under the agreement, OmniSky paid total advances of $3.8 million in installments in August and October of 1999 to be used for the Company's procurement of long-lead-time components. In addition, the agreement provided for a four-month period during which the Company would sell the Minstrel V exclusively to OmniSky. During that period, the Company sold approximately 7,000 Minstrel V units to OmniSky. The agreement also required OmniSky to pay the Company $8.00 for each unit the Company activated for it and gave OmniSky the option to obtain extended warranty coverage from the Company for $5.00 per modem per year. Although the Company sold approximately 21,000 units to OmniSky as of the expiration of the agreement on May 1, 2000, the Company has been shipping and provisioning the balance of 79,000 modems to OmniSky, 26,000 prior to September 21, 2000 and 53,000 pursuant to an open purchase order dated September 21, 2000, while observing the same terms as those contained in the expired agreement, with the exception that the Company charges OmniSky $12.00 per unit for activation services which is the same price the Company charges its other customers for this service. From June 30, 2000, when OmniSky became a related party to the Company, to December 31, 2000, the Company sold $24.2 million of products to OmniSky. Pursuant to contracts the Company entered into after executing the agreement with OmniSky, the Company sold similar products to other parties at unit prices generally higher than those under the Company's agreement with OmniSky. The Company is currently negotiating a new agreement with OmniSky whose terms and prices the Company expects will be more commensurate with the Company's recent customer contracts.

     Cornerstone Equity Investors IV, L.P. is an investment fund whose managing general partner is Cornerstone Equity Investors, LLC. Robert Getz and Mark Rossi, two of the Company's directors, are each a Managing Director of Cornerstone Equity Investors, LLC.

     Bank of Montreal Capital Corporation and Ventures West Investments Limited are both controlled by Ventures West Capital Ltd. Sam Znaimer, one of the Company's former directors, is a Senior Vice President and a member of the board of directors of Ventures West Capital Ltd.

     GSM Capital Limited Partnership is an investment fund that is managed by Argo Global Capital Inc. H.H. Haight, one of the Company's directors, and Bernice Bradin, one of the Company's former directors, are both executives at Argo Global Capital, Inc.

     ARGC III, LLC is an investment fund in which H.H. Haight, one of the Company's directors, and Bernice Bradin, one of the Company's former directors, are members. Mr. Haight and Ms. Bradin are also both limited partners of Advent Partners Limited Partnership, an entity that participated in some of the Company's earlier financing rounds. In addition, they are entitled to receive a percentage of the carried interest payable to the managing general partner of each of Advent Israel Limited Partnership, Advent Israel (Bermuda) Limited Partnership, Golden Gate Development & Investment Limited Partnership and Digital Media & Communications Limited Partnership provided these funds show a gain on their investments. Each such fund purchased shares of the Company's preferred stock in earlier rounds of financing.

     Working Ventures Canadian Fund, Inc. is a Canadian venture capital fund at which Nathan Gibb, one of the Company's directors, was an Investment Manager prior to December 20, 2000.

                    COMPLIANCE WITH FEDERAL SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of the

Company's Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December 31, 2000 all Insiders complied with all Section 16(a) filing requirements applicable to them.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     A stockholder desiring to have a proposal included in the Company's proxy statement for the 2002 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company's Secretary at the Company's principal executive offices by December 12, 2001.

     The Company's bylaws require a stockholder desiring to present a proposal for a vote at the 2002 annual meeting of stockholders to notify the Company's Secretary in writing. The notice generally must be delivered to or mailed and received at the Company's principal executive offices (i) not less than 90 days nor more than 120 days prior to the first anniversary date of the Annual Meeting or (ii) if the date of the 2002 annual meeting is more than 30 days prior to or more than 60 days after the first anniversary date of the Annual Meeting and the Company provides less than 60 days notice or prior public disclosure of the date of its 2002 annual meeting, then not later than the 10th day following the day on which such notice of the date of the 2002 annual meeting was mailed or such public disclosure was made for the 2002 annual meeting. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company's bylaws, a copy of which may be obtained without charge by request to the Company's Secretary at the Company's executive offices.

     Stockholders who wish to have a proposal included in the Company's proxy statement for the 2002 annual meeting or have a proposal properly brought before the 2002 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations promulgated by the Securities and Exchange Commission to have a proposal included in the Company's proxy statement for the 2002 annual meeting of the stockholders will be deemed to have complied with the notice requirements contained in the Company's bylaws. Stockholder proposals submitted to the Company's Secretary that do not comply with these requirements may be excluded from the Company's proxy statement and/or may not be brought before the 2002 annual meeting, as applicable.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies, if any, will be borne by the Company. The Company will request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

     The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request, additional copies of the Company's Form 10-K for the period ended December 31, 2000. Requests for copies should be addressed to: 9360 Towne Centre Drive, Suite 110, San Diego, California 92121, Attn: Secretary, telephone (858) 320-8800.

                                 OTHER MATTERS

     The Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

     You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 11, 2001

                                          By Order of the Board of Directors,

                                          Melvin L. Flowers
                                          Senior Vice President of Finance,
                                          Chief Financial Officer and Secretary

                                                                      APPENDIX A

                             NOVATEL WIRELESS, INC.

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE

     The purpose of the Audit Committee established by this charter will be to oversee the corporate financial reporting process and the internal and external audits of Novatel Wireless, Inc. (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. In fulfilling this role, the Audit Committee will ensure that there is effective communication among the Board, management and outside auditors. In this way, it will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.

CHARTER REVIEW

     The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do so by the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee will cause the Company to publicly file this charter (as then constituted).

MEMBERSHIP

     The Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be an "independent director," as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

     Each member of the Audit Committee also must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The responsibilities of the Audit Committee include:

      1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

      2. Reviewing the plan for the audit and related services at least annually;

      3. Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;

      4. Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

      5. Reviewing major issues regarding accounting principles and practices that could significantly impact the Company's financial statements;

      6. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

      7. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

      8. Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;

      9. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

     10. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;

     11. Overseeing the Company's procedures for preparing published annual statements and management commentaries;

     12. Overseeing the effectiveness of the internal audit function;

     13. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

     14. Ensuring that the Company make any appropriate certifications required by the NASD.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

     Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

MEETINGS

     The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the Company's outside auditors upon the completion of the annual audit (which meeting may be held without the presence of management), and at such other times as it deems appropriate, to review the outside auditors' examination and management report.

REPORTS

     The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

                  INDEPENDENCE UNDER NASD RULE 4200(a)(15)(1)

     All three members of the audit committee must be "independent" as defined in NASD Rule 4200(a)(15). The purpose of this requirement is to ensure that the audit committee can independently and objectively evaluate the accounting practices and policies of the Company. The new definition of independence provides clear rules to ensure that audit committee members have no financial or family ties to the Company.

     An "independent director" is a director who is not an officer or employee of the company and who has no relationships which the Board feels would interfere with the exercise of independent judgment in carrying out the directors' responsibilities. A director is NOT independent if he or she:

     - Is now, or was in the past three years, employed by the Company or any of its affiliates;

     - Accepted any compensation from the Company or its affiliates greater than $60,000 in the previous fiscal year. (This $60,000 limit, however, does not include any compensation for board service, benefits under a tax-qualified retirement plan, or any non-discretionary compensation);

     - Is a member of the immediate family of anyone who is, or was in the past three years, an executive officer employed by the Company or its affiliates. (Immediate family includes a director's (i) spouse, (ii) children, (iii) parents, (iv) siblings, (v) spouse's children, parents or siblings, and (vi) anyone who lives in the director's home);

     - Is a partner, controlling shareholder or executive officer of any for-profit business to which the Company made (or from which it received) payments that are greater than 5% of the Company's gross revenues for that year, or $200,000, whichever is greater, in any of the past three years. (For this purpose, payments arising solely from investments in the Company's securities do not count towards that 5% or $200,000 limit); or

     - Is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

---------------

   (1) Release No. 34-42231, December 14, 1999.

                                REVOCABLE PROXY
                             NOVATEL WIRELESS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 10, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned stockholder(s) of Novatel Wireless, Inc. (the "Company") acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement dated April 11, 2001 and, revoking any proxy heretofore given, hereby appoints John Major and Peter Leparulo, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at San Diego Marriott Suites Downtown, 701 A Street, San Diego, California 92101, at 2:00 p.m., on Thursday, May 10, 2001, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

   THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE BOARD OF DIRECTORS' NOMINEES LISTED AND "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

PLEASE MARK YOUR VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK
                                 INK ONLY: [X]

PROPOSAL 1. ELECTION OF DIRECTORS --

Nominee: Robert Getz                  FOR [ ]               ABSTAIN [ ]
Nominee: Peng K. Lim                  FOR [ ]               ABSTAIN [ ]

                      PLEASE SIGN AND DATE ON REVERSE SIDE

    PROPOSAL 2. RESOLVED, that the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 2001, be ratified and confirmed.

                 FOR  [ ]                                 AGAINST  [ ]                               ABSTAIN  [ ]

    OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

    This proxy will be voted as directed herein or, if no contrary direction is indicated, will be voted FOR approval of Proposals 1 and 2.

                                                      (Please date this Proxy
                                                      and sign your name as it
                                                      appears on your stock
                                                      certificates. Executors,
                                                      administrators, trustees,
                                                      etc., should give their
                                                      full titles. All joint
                                                      owners should sign.)

                                                      I (We) [ ] do [ ] do not
                                                      expect to attend the
                                                      Meeting.

                                                      Dated: , 2001.

                                                      --------------------------
                                                      Signature

                                                      --------------------------
                                                      Signature

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.